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                                                                   Exhibit 10.26

                          MASTER DEVELOPMENT AGREEMENT

     This Master Development Agreement ("AGREEMENT"), is entered into as of June 21, 2007 (the "EFFECTIVE DATE"), by and between NanoDynamics, Inc., a corporation duly organized under the laws of the State of Delaware and having its principal place of business at 901 Fuhrmann Blvd., Buffalo, NY 14203 ("NANODYNAMICS"), and Epic Energy Solutions, LLC, a limited liability company duly organized under the laws of the State of Delaware and having its principal place of business at 901 Fuhrmann Blvd., Buffalo, NY 14203 ("COMPANY"). NanoDynamics and Company may hereinafter be referred to individually as a "PARTY" or collectively as the "PARTIES."

     WHEREAS, Company was formed by NDI-1 Partners, LLC, a wholly-owned subsidiary of NanoDynamics ("NDI-1"), and Nano-applications Holdings B.V., a wholly-owned subsidiary of Shell Technology Ventures Fund 1 B.V.
("NANO-APPLICATIONS"), to develop and commercialize nano-enabled applications in the fields of: (a) power generation from solar energy; and (b) exploration, production and processing of oil, gas and related hydrocarbons; and

     WHEREAS, NanoDynamics is recognized as being a leader in the design and development of nano-materials and nano-enabled products and applications including but not limited to pre-manufacturing components and devices with potential applications of interest to Company; and

     WHEREAS, NanoDynamics and Company mutually desire to establish a development relationship with each other to further both Parties' businesses; and

     WHEREAS, NanoDynamics and Company have entered into that certain Intellectual Property License Agreement dated June 21, 2007 ("IP LICENSE AGREEMENT"), under which NanoDynamics and Company have agreed to certain licensing terms relating to intellectual property, and NanoDynamics and Company wish to clarify the licensing and ownership terms that relate to any additional intellectual property to be provided as contemplated in this Agreement.

     NOW THEREFORE, in consideration of the mutual terms and conditions set forth herein, the Parties hereby agree as follows:

     1. Scope of the Agreement.

          (a) SCOPE AND DEVELOPMENT PROJECTS. This Agreement is a master agreement that applies to those situations where Company desires to engage NanoDynamics's expertise to develop nano-enabled applications, components and devices relating to solar energy; or to the exploration, production, and processing of oil, gas and related hydrocarbons, all to the extent part of the Company Field of Use as defined in the IP License Agreement. Each shall be referred to as a "DEVELOPMENT PROJECT" and collectively as the "DEVELOPMENT PROJECTS." Company shall propose a Development Project to NanoDynamics, and NanoDynamics shall indicate its interest in the Development Project by defining and describing the Development Project to Company in the form attached hereto as EXHIBIT A ("SAMPLE DEVELOPMENT PROJECT EXHIBIT NO. __") (each a "DEVELOPMENT PLAN"). It is the intent of the parties that NanoDynamics will provide support for Development Projects related to Projects, as defined in the IP License Agreement, during the term of this Agreement, and NanoDynamics, subject to reasonable availability of its personnel and other resources, will not fail to respond in a commercially reasonable manner to a request for such support by Company. Each Development Plan shall specify the particular Development Project, the technology(ies) utilized, the prospective customer application, the estimated cost and duration of the development effort, and the payment schedule. Each Development Plan shall, when executed, become an addendum to this Agreement. The first Development Plan shall be titled "DEVELOPMENT PLAN NO. 1," and additional Development Plans shall be sequentially numbered.

          (b) EXECUTION. Company shall have 30 days after the date of delivery of a Development Plan by NanoDynamics to agree in writing to same. If Company fails to agree in writing to the Development Plan, it shall be of no further force or effect.

          (c) INTELLECTUAL PROPERTY OWNERSHIP. If Company executes a Development Plan under Section 1(b) above, all intellectual property rights with respect to both license and ownership rights for any intellectual property developed as the result of the work authorized by the Development Plan shall be owned in accordance with the terms of Section 2.

          (d) REPRESENTATIVES. Each Party shall designate one or more authorized representatives to interact with the other for purposes of this Agreement. If Company executes a Development Plan, the representatives shall diligently work together in good faith to prepare and negotiate the Development Plan. The representatives shall periodically meet and confer as necessary, either in person or by telephone, to discuss prospective Development Projects and performance with respect to existing Development Plans.

          (e) COSTS AND PAYMENTS. NanoDynamics shall charge for its services hereunder based upon actual NanoDynamics internal costs (including, without limitation, allocable overhead and administrative costs), and third-party costs incurred on Company's behalf, without any markup or profit. NanoDynamics shall invoice Company for all amounts on or after the due date, as set forth in each Development Plan. Payment will be due 30 days after presentation of invoice unless a longer period is otherwise indicated therein.

          (f) CONDUCT OF THE WORK. Each Development Project shall be conducted in accordance with its respective Development Plan, unless a change is agreed to in writing by the authorized representatives of each party. NanoDynamics shall advise Company quarterly on the progress of each Development Plan and will advise Company promptly if it becomes of the opinion that any Development Project may not be completed on the schedule and budget set forth in its respective Development Plan.

     2. Intellectual Property. The parties acknowledge that a Development Plan may relate to certain NDI Background Technology, as such term is defined in the IP License Agreement. Under such agreement, NanoDynamics has granted to Company certain licenses in the NDI Background Technology, and this Agreement is not intended to alter such licenses.

          (a) NEW TECHNOLOGY.

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               (i) OWNERSHIP. NanoDynamics acknowledges that all Technology delivered to Company by NanoDynamics hereunder other than Pre-Existing Technology ("NEW TECHNOLOGY"), will be the sole property of Company, subject to the license set forth in Section 2(a)(ii) below. NanoDynamics hereby assigns and shall assign (or cause to be assigned) to Company all rights in the New Technology and any intellectual property rights embodied therein.

               (ii) LICENSES. Company grants to NanoDynamics the irrevocable, worldwide, non-exclusive, royalty-free and non-transferable (except as specified in Section 9 below) licenses, solely outside the Company Field of Use (as defined below), under its intellectual property rights in the New Technology, to make (including the right to practice any method), have made, use, lease, sell, offer for sale and import products embodying the New Technology. Such license to New Technology will be fully sublicenseable and will include the right to have contract manufacturers and foundries manufacture the products outside the Company Field of Use. NanoDynamics may, subject to any prior grant of rights by Company, acquire exclusive licenses under Company's intellectual property rights related to the New Technology. Any such licenses shall be governed by Sections
4.1 and 4.2 of the IP License Agreement, as well as the other pertinent sections of the IP License Agreement referred to therein. Unless NanoDynamics acquires such exclusive rights, Company shall retain the right to license the New Technology to others and the right to commercialize such New Technology itself, even outside the Company Field of Use.

          (b) PRE-EXISTING TECHNOLOGY.

               (i) OWNERSHIP. Company agrees that, as between the Parties, NanoDynamics will retain all intellectual property rights in the Pre-Existing Technology, subject to the license set forth in Section 2(b)(ii) below.

               (ii) LICENSES. NanoDynamics grants to Company the irrevocable, worldwide, non-exclusive, royalty-free and non-transferable (except as specified in Section 9 below) licenses, solely in the Company Field of Use (as defined below), under its intellectual property rights in the Pre-Existing Technology, to make (including the right to practice any method), have made, use, lease, sell, offer for sale and import Company products embodying the Pre-Existing Technology. Such license to Pre-Existing Technology will be sublicenseable only with NanoDynamics's prior written consent, which will not be unreasonably withheld and will include the right to have contract manufacturers and foundries manufacture the products in the Company Field of Use for Company with NanoDynamics's prior written consent, which will not be unreasonably withheld. The parties acknowledge that the resale or distribution of Epic Products by Distributors (as each of those terms are defined in the IP License Agreement) will not be deemed a sublicense for purposes of this Section.

          (c) FURTHER ASSURANCES. NanoDynamics shall execute any additional documents deemed reasonably necessary to effect and evidence Company's rights with respect to the intellectual property elements set forth above.

          (d) DEFINITIONS.

               (i) "PRE-EXISTING TECHNOLOGY" means Technology prepared, conceived, or reduced to practice by NanoDynamics prior to the execution of the applicable Development Plan or outside of the scope of such Development Plan. Pre-Existing Technology will, however, exclude NDI Background Technology, as such term is defined in Section 1.1(p) of the IP License Agreement. The parties acknowledge that, for the avoidance of doubt, NDI Background Technology is licensed to Company as and to the extent described in the IP License Agreement.

               (ii) "COMPANY FIELD OF USE" has the meaning set forth in the IP License Agreement for the Epic Field of Use.

               (iii) "TECHNOLOGY" means all technology, including all know how, show how, techniques, design rules, trade secrets, inventions, algorithms, routines, software, files, databases, works of authorship, processes, devices, prototypes, schematics, test methodologies, hardware development tools, any media on which any of the foregoing is recorded and any other tangible embodiments of any of the foregoing.

     3. Confidentiality.

          (a) "CONFIDENTIAL INFORMATION" means: information, technical data, and know-how that is not otherwise in the public domain and as to which the owner actively undertakes to restrict or control the disclosure to third parties in a manner reasonably intended to maintain its confidentiality, and that is disclosed or transferred pursuant to, this Agreement. "CONFIDENTIAL INFORMATION" excludes information that: (i) was in the Receiving Party's possession before receipt from the Disclosing Party or was obtained from a source other than the Disclosing Party; (ii) is or becomes a matter of public knowledge through no fault of the Receiving Party; (iii) is rightfully received by the Receiving Party from a third party without a duty of confidentiality; (iv) is independently developed by the Receiving Party without reference to or utilization of the Disclosing Party's Confidential Information; (v) is disclosed under operation of law or by order of a court or other authority, so long as the obligations of Section 3(e) have been met; or (vi) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

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          (b) CONFIDENTIALITY AND NON-USE OBLIGATIONS. Each Party receiving
Confidential Information ("RECEIVING PARTY") from the other Party ("DISCLOSING PARTY") shall: (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature; (ii) not use such Confidential Information except to exercise the licenses granted to it hereunder; and (iii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, without prior written consent of the Disclosing Party.

          (c) DISCLOSURE TO SUBLICENSEES. Company has the right to disclose to its sublicensees permitted under this Agreement portions of Confidential Information as reasonably necessary in the exercise of Company's sublicense rights under this Agreement, subject to the sublicensee's agreement in writing to confidentiality, protection, and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

          (d) RESIDUALS. The Parties acknowledge that, for avoidance of doubt, NanoDynamics may use and otherwise exploit generally applicable ideas, concepts, and know-how of NanoDynamics that that may be embodied in the New Technology, or that NanoDynamics may use in the preparation of the New Technology, subject to Company's rights in its Confidential Information as described in Section 3.

          (e) COMPELLED DISCLOSURE. If the Receiving Party believes that it will be compelled by law or by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall: (i) give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure; (ii) take reasonable steps to limit the scope of any required disclosure of Confidential Information; and (iii) cooperate with the Disclosing Party in its attempts to oppose such disclosure, but in any event the Receiving Party shall not be prohibited from complying with such requirement.

     4. Term and Termination.

          (a) INITIAL TERM. This Agreement shall have a term of five years commencing on the Effective Date ("TERM").

          (b) TERMINATION FOR CAUSE. Either Party may terminate this Agreement or any Development Plan during the Term upon written notice to the other Party, but only if:

               (i) the other Party files a bankruptcy petition of any type (which petition is not dismissed within 90 days), is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership or otherwise loses legal control of its business; or

               (ii) the other Party is in material breach of this Agreement (or the applicable Development Plan) and has failed to cure such breach within 30 days of receipt of written notice thereof from the first Party.

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In addition, (1) NanoDynamics may terminate this Agreement in the event Company is dissolved or Company's business affairs are wound up, as described in Article XIV of the Limited Liability Company Agreement of Company, of even date herewith between Nano-applications and NDI-1 (the "LLC AGREEMENT"), and (2) NanoDynamics may terminate this agreement at any time NanoDynamics holds less than 30% of the total outstanding Membership Interests of Company, as such term is defined in the LLC Agreement; however, such termination shall not terminate any obligations of NanoDynamics with respect to performance or completion of Development Plans to which NanoDynamics has previously agreed in writing.

          (c) SURVIVAL. The Parties acknowledge that expiration of this Agreement shall not terminate each Development Plan executed hereunder prior to the date of termination or expiration, unless the Parties expressly agree to the contrary in writing. In addition, the terms of Sections 1(c) ("INTELLECTUAL PROPERTY OWNERSHIP"); 2 ("INTELLECTUAL PROPERTY"); 3 ("CONFIDENTIALITY"); 4 ("TERM AND TERMINATION"); 5 ("WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY"); 6 ("EXPORT CONTROL"); 7 ("DISPUTES"); 8 ("NOTICES"); 9 ("ASSIGNMENT"); 10 ("WAIVER OR MODIFICATION"); 11 ("RELATIONSHIP OF PARTIES"); 12 ("PUBLICITY"); 13 ("APPLICABLE LAW"); 14 ("ENTIRE AGREEMENT"); 15 ("MULTIPLE COPIES OR COUNTERPARTS"); 16 ("HEADINGS"); 17 ("SEVERABILITY"); and 18 ("FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE") will survive any termination or expiration of this Agreement. In addition, the obligations of the parties with respect to any Project Plan in progress at the time of any termination shall continue until completion of that Plan, except in the case of termination as a result of breach by Company.

     5. WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY.

          (a) NanoDynamics hereby represents and warrants that, to the best of its knowledge as of the date of delivery, and with no further duty of investigation implied, the Pre-Existing Technology and New Technology do not and will not infringe any intellectual property right of any third party.

          (b) NanoDynamics hereby represents and warrants that the services provided hereunder will be provided in a professional and workmanlike manner in accordance with prevailing industry standards; provided, however that Company's sole remedy for breach of the foregoing warranty is for NanoDynamics to re-perform the services at no additional charge. Any other warranties regarding performance of the services or the quality of the deliverables hereunder, if any, will be set forth in the applicable Development Plan.

          (c) EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION 5, NANODYNAMICS MAKES NO WARRANTIES WHATSOEVER TO COMPANY, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCTS OR SERVICES OF NANODYNAMICS OR TO THE RESULTS OF ANY DEVELOPMENT PLAN, AND NANODYNAMICS SPECIFICALLY DISCLAIMS ALL SUCH WARRANTIES AND CONDITIONS, INCLUDING ANY WARRANTY OF TITLE, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

          (d) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS,

LOST REVENUES, LOST BUSINESS PROJECTS, LOSS OF USE OR EQUIPMENT DOWN TIME, AND LOSS OF OR CORRUPTION TO DATA) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEVELOPMENT PLAN, REGARDLESS OF THE LEGAL THEORY UNDER WHICH SUCH DAMAGES ARE SOUGHT, AND EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS. THE LIABILITY OF EITHER PARTY TO THE OTHER FOR ANY CLAIMS, LIABILITIES, ACTIONS OR DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEVELOPMENT PLAN, HOWSOEVER CAUSED AND REGARDLESS OF THE LEGAL THEORY ASSERTED, INCLUDING BREACH OF CONTRACT OR WARRANTY, TORT, STRICT LIABILITY, STATUTORY LIABILITY OR OTHERWISE, SHALL NOT, IN THE AGGREGATE, EXCEED THE AMOUNTS PAID OR PAYABLE FOR THE SPECIFIC DEVELOPMENT PROJECT UNDER WHICH SUCH CLAIM AROSE.

     6. Export Control. The Parties to this Agreement shall comply with all applicable United States export and foreign import laws, rules, and regulations in the performance of the Parties' responsibilities and obligations under this Agreement. Without limiting the generality of the foregoing, the Parties shall not disclose any U.S.-origin products, know-how, technical data, documentation or other products or materials furnished to it pursuant to this Agreement, to any person or in any manner which would constitute a violation of the export control regulations of the United States then in effect.

     7. Disputes. Any controversy, claim or dispute ("DISPUTE") arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Before commencing any such arbitration, the Parties agree to enter into negotiations to resolve the Dispute. If the Parties are unable to resolve the Dispute within 30 days by good faith negotiation, either Party may refer the matter to arbitration. The arbitration shall take place in the County of New York, State of New York. The arbitrator(s) shall be bound to follow the provisions of this Agreement in resolving the dispute, and may not award any damages which are excluded by this Agreement. The decision of the arbitrator(s) shall be final and binding on the Parties, and any award of the arbitrator(s) may be entered or enforced in any court of competent jurisdiction. Any request for arbitration of a claim by either Party against the other relating to this Agreement must be filed no later than one year after the date on which this Agreement expires or terminates, or such claim shall be time barred.

     8. Notices. All notices, certificates, acknowledgments or other written communications (hereinafter referred to as "NOTICES") required to be given under this Agreement shall be in writing and shall be deemed to have been given and properly delivered if duly mailed by certified mail to the other Party at its address as follows, or to such other address as either Party may, by written notice, designate to the other. Additionally, Notices sent by any other means (i.e., facsimile, overnight delivery, courier, email and the like) are acceptable subject to written confirmation of both the transmission and receipt of the Notice:

Roger Berger                        Keith A. Blakely
President                           CEO
NanoDynamics, Inc.                  Epic Energy Solutions, LLC
901 Fuhrmann Blvd.                  901 Fuhrmann Blvd.

Buffalo, NY 14203                   Buffalo, NY 14203

Phone  716-853-4900                 Phone  716-853-4900
Fax    716-853-8996                 Fax    716-853-8996
e-mail rberger@nanodynamics.com     e-mail kblakely@nanodynamics.com

     With copies to:

Heather J. Meeker, Esq.             Epic Energy Solutions, LLC
Greenberg Traurig, LLP              Attn: Chairman of the Board of Managers
1900 University Avenue, 5th Floor   901 Fuhrmann Blvd.
East Palo Alto, CA 94303            Buffalo, NY 14203

     9. Assignment. Except as provided below, no Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be void. Notwithstanding the foregoing, NanoDynamics (or its permitted successive assignees or transferees hereunder), but not Company, may assign or transfer this Agreement as a whole, without consent, in connection with and as part of any Transfer (as defined in the LLC Agreement) of its Membership Interests (as defined in the LLC Agreement) pursuant to Section 10.01(c) of the LLC Agreement, and Company may assign this Agreement under any circumstance under which, and to the same extent, it may assign it rights under the IP License Agreement, subject to the provisions therein respecting change of control of Company. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

     10. Waiver or Modification. This Agreement may be modified, or part(s) hereof waived, only by an instrument in writing specifically referencing this Agreement and signed by an authorized representative of both Parties.

     11. Relationship of Parties. The Parties are acting as independent contractors in all respects with regard to this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, agency or other relationship other than that expressly described herein.

     12. Publicity. Except as required by law, neither Party may issue a press release or make any disclosure to any other person or entity regarding the existence of or the subject matter of this Agreement without the prior written consent of the other Party.

     13. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict or choice of laws provisions.

     14. Entire Agreement. This Agreement, including any and all Exhibits and Development Plans attached hereto, which are hereby incorporated by reference, constitutes the entire agreement and understanding between the Parties and, except as to the IP License Agreement to the extent this Agreement explicitly states that the IP License Agreement controls, supersedes and replaces any and all prior or contemporaneous proposals, agreements, understandings, commitments or representations of any kind, whether written or oral, relating to the subject matter hereof.

     15. Multiple Copies or Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall be considered to be one and the same agreement.

     16. Headings. The headings and titles of the various sections of this Agreement are intended solely for convenience of reference and are not intended to define, limit, explain, expand, modify or place any construction on any of the provisions of this Agreement.

     17. Severability. Any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     18. Failure or Indulgence Not Waiver; Remedies Cumulative. Failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties represent and warrant that this Agreement is executed by duly authorized representatives of each Party as of the Effective Date.

NANODYNAMICS, INC.                      EPIC ENERGY SOLUTIONS, LLC


By: /s/ KEITH BLAKELY                   By: /s/ KEITH BLAKELY
    ---------------------------------       ------------------------------------
Name: Keith Blakely                     Name: Keith Blakely
Title: Chief Executive Officer          Title: Chief Executive Officer

                 Signature Page to Master Development Agreement

                                    EXHIBIT A

                                     SAMPLE
                            DEVELOPMENT PLAN NO. ___

PROJECT DESCRIPTION: ___________________________________________________________

TECHNOLOGIES UTILIZED: _________________________________________________________

PROJECT ACCEPTANCE CRITERIA: ___________________________________________________

PROSPECTIVE CUSTOMER APPLICATION: ______________________________________________

SCOPE OF EFFORT: _______________________________________________________________

ESTIMATED COST, LENGTH OF PROJECT: _____________________________________________

NANODYNAMICS, INC.                      EPIC ENERGY SOLUTIONS, LLC


By:                                     By:
    ---------------------------------       ------------------------------------
Name and Title:                         Name and Title:
                ---------------------                   ------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                    Exhibit A to Master Development Agreement